UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 19, 2009 (March 13, 2009)

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code:  (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e) Compensatory Arrangements

On March 13, 2009, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Centex Corporation, a Nevada corporation (the “Company”), made deferred cash awards of $1,144,000 to Catherine R. Smith, Executive Vice President and Chief Financial Officer of the Company, and $900,000 to Brian J. Woram, Senior Vice President and Chief Legal Officer of the Company.  The awards were made under the Company’s Executive Deferred Compensation Plan.  The awards will vest and be paid out in five equal semiannual installments over a two and one-half year period, commencing June 30, 2009 and ending on December 31, 2011, and will not bear interest.  The Committee made the awards for retention purposes in order to assure the continued engagement and assistance of these individuals during the current downturn in the housing market.  Any unvested portion of the award would be forfeited if the awardee voluntarily terminated employment and would become vested and be paid out in full if there is a change of control or upon the awardee’s death or disability.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary
Date:  March 19, 2009

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